EXHIBIT 9(d)

                          ACCOUNTING SERVICES AGREEMENT

         THIS AGREEMENT, dated as of the 1st day of December, 1986 made by and between THE RAINBOW FUND, INC. (the "Fund") a corporation operating as an open end investment company, duly organized and existing under the laws of the State of Delaware and INVESTOR DATA SERVICES (IDS), a general partnership duly organized and existing under the laws of New York.

                                WITNESSETH THAT:

         WHEREAS, the Fund desires to appoint IDS as its Accounting Services Agent to maintain and keep current the books, accounts, records, journals or other records of original entry relating to the business of the Fund as set forth in Section 2 of this Agreement (the "Accounts and Records") and to perform certain daily functions in connection with such Accounts and Records; and

         WHEREAS, IDS is willing to perform such functions upon the terms and conditions set forth below; and

         WHEREAS, IDS shall perform the duties of administrator and transfer agent pursuant to a separate agreement ("Administration Agreement").

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:

         Section 1. The Fund shall promptly turn over to IDS such of the Accounts and Records previously maintained by or for it as are necessary for IDS to perform its functions under this Agreement. The Fund authorizes IDS to rely on such Accounts and Records turned over to it and hereby indemnifies and holds IDS, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such Accounts and Records or in "the"failure of the Fund to provide any portion of such or to provide any information needed by IDS to knowledgeably perform its functions.

         Attached hereto is a list of all inaccuracies, omissions, discrepancies, and other deficiencies in the Accounts and Records known to the Fund as of the close of business on 11/30/86. The Fund agrees promptly to advise IDS in writing of all additions to or deletions from said list necessary to maintain the list in current status. IDS shall make reasonable efforts to isolate and correct any inaccuracies, omissions, discrepancies, or other deficiencies in the Accounts and Records delivered to IDS, to the extent such matters are disclosed to IDS or are discovered by it and are relevant to its performance of its functions under this Agreement. The Fund shall provide IDS with such assistance as it may reasonably request in connection with its efforts to correct such matters. The Fund agrees to pay IDS on a current and ongoing basis for its reasonable time and costs expensed on the correction of such matters, said payment to be in addition to the fees and charges agreed to for the normal services rendered under this Agreement.

         IDS expressly makes no warranty or representation that any error, omission or deficiency can be satisfactorily corrected. The Fund further agrees that if IDS is subject to any claim, suit or other expense which, in IDS's sole reasonable judgment is due to any inaccuracy, omission, discrepancy or other deficiency of the Accounts and Records delivered to IDS hereunder or is due to failure to provide any record or material required hereunder, the Fund shall advise IDS in writing of all additions to or deletions from said list necessary to maintain the list in current status. IDS shall make reasonable efforts to isolate and correct any inaccuracies, omissions, discrepancies, or other deficiencies in the Accounts and Records delivered to IDS, to the extent such matters are disclosed to IDS or are discovered by it and are relevant to its performance of its functions under this Agreement. The Fund shall provide IDS with such assistance as it may reasonably request in connection with its efforts to correct such matters. The Fund agrees to pay IDS on a current and ongoing basis for its reasonable time and costs expended on the correction of such matters, said payment to be in addition to the fees and charges agreed to for the normal services rendered under this Agreement.

         IDS expressly makes no warranty or representation that any error, omission or deficiency can be satisfactorily corrected. The Fund further agrees that if IDS is subject to any claim, suit or other expense which, in IDS's sole reasonable judgment is due to any inaccuracy, omission, discrepancy or other deficiency of the Accounts and Records delivered to IDS hereunder, or is due to failure to provide any record or material required hereunder, the Fund shall pay IDS on a monthly basis for all costs in connection therewith and indemnify and hold IDS harmless from and against all costs in connection therewith, including all attorney fees and costs, provided, however, that if such error, omission, inaccuracy or other deficiency is caused directly or indirectly by gross negligence or reckless disregard by IDS of its duties and responsibilities hereunder, the Fund shall have no obligation to indemnify and hold harmless IDS, its successors or assigns.

         Section 2. To the extent it receives the necessary information from the Fund and its agents by Written or Oral Instructions, IDS shall maintain in accord with Rule 3la-l under the Investment Company Act of 1940, as amended and keep current, the following Accounts and Records relating to the business of the Fund, in such form as may be mutually agreed to between the Fund and IDS:

         (a)    Cash Receipts Journal
         (b)    Cash Disbursements Journal
         (c)    Purchase and Sales Journals - Portfolio Securities
         (d)    Subscription and Redemption Journals
         (e)    Security Ledgers
         (f)    Broker Ledger
         (g)    General Ledger
         (h)    Daily Expense Accruals
         (i)    Daily Interest Accruals
         (j)    Securities and Monies borrowed or loaned and collateral therefor
         (k)    Daily Trial Balances
         (l)    Investment Income Journal

         Unless necessary information to perform the above functions is furnished by Written or Oral Instructions to IDS daily prior to 1:00 p.m. New York time and the calculation of the Fund's net asset value, as provided below, IDS shall incur no liability, and the Fund shall indemnify and hold harmless IDS from and against any liability arising from any failure to provide complete information or from any discrepancy between the information received by IDS and used in such calculations and any subsequent information received from the Fund or any of its designated agents.

         It shall be the responsibility of the Fund to furnish or cause to be furnished to IDS, the declaration, record, payment dates and amounts of any dividends or income and any other special actions required on or concerning each of its portfolio securities.

         Section 3. IDS shall perform the ministerial calculations necessary to calculate the Fund's net asset value daily, in accordance with the Fund's current prospectus and utilizing the information described in this Section. Portfolio items for which market quotations are available by IDS's use of Quotron Financial Information Services shall be based on the Quotron closing prices, except where the Fund has given or caused to be given specific Written or Oral Instructions to utilize a different value. All other portfolio securities shall be given such values as the Fund provides by Written or Oral Instructions, including all foreign securities, restricted securities and other securities requiring valuations not readily ascertainable solely by Quotron. IDS shall have no responsibility or liability for the accuracy of prices quoted by Quotron; for the accuracy of the information supplied by the Fund; or for tiny loss, liability, damage or cost arising out of any inaccuracy of such data. IDS shall have no responsibility or duty to include information or valuations to be provided by the Fund in any computation unless and until it is timely supplied to IDS in usable form. Unless the necessary information to calculate the net asset value daily. Is furnished by Written or Oral Instructions from the Fund, IDS shall incur no liability, and the Fund shall indemnify and hold harmless IDS from and against any liability arising from any failure to provide complete information or from any discrepancy between the information received by IDS and used in such calculation and any subsequent information received from the Fund or any of its designated agents.

         Section 4. For all purposes under this Agreement, IDS is authorized to act upon receipt of this first of any Written or Oral Instruction it receives from the Fund or its agents on behalf of the Fund. In cases where the first Instruction is an Oral Instruction, that is not in the form of a document or written record, a confirmatory Written Instruction or Oral Instruction in the form of a document or written record shall be delivered, and in cases where IDS receives an Instruction, whether Written or Oral, to enter a portfolio transaction on the records, the Fund shall cause the Broker-Dealer to send a written confirmation to IDS. IDS shall be entitled to rely on the first instruction received, and for any act or omission undertaken in compliance therewith shall be free of liability and fully indemnified and held harmless by the Fund, provided however, that in the event a Written or Oral Instruction received by IDS is countermanded by a timely later Written or Oral Instruction received by IDS prior to acting upon such countermanded instruction, IDS shall act upon such later Written or Oral Instruction. The sole obligation of IDS with respect to any follow-up or confirmatory Written Instruction, Oral Instruction in documentary or written form, or Broker-Dealer written \confirmation shall be to make reasonable efforts to detect any discrepancy between the original instruction and such confirmation and to report such discrepancy to the Fund. The Fund shall be responsible, at the Fund's expense, for taking any action, including any reprocessing, necessary to correct any discrepancy or error, and
 .to the extent such action requires IDS to act the Fund shall give IDS specific Written Instruction as to the action required.

         Section 5. At the end of each month, the Fund shall cause the Custodian to forward to IDS a monthly statement of cash and portfolio transactions, which will be reconciled with IDS's Accounts and Records maintained for the Fund. IDS will report any discrepancies to the Custodian, and report any unreconciled items to the Fund.

         Section 6. IDS shall promptly supply daily and periodic reports to the Fund or its agents as requested by the Fund and agreed upon by IDS. IDS shall prepare and maintain work papers to support the following accounts: cash reconciliation, portfolio of investments, accrued interest, amounts due to/from brokers, subscriptions and redemptions of Shares, Share reconciliation and dividends payable.

         Section 7. The Fund shall and shall require each of its agents (including without limitation its Transfer Agent and its Custodian) to provide IDS as of the close of each business day, or on such other schedule as the Fund determines is necessary, with Written or Oral Instructions (to be delivered to IDS by 10:00 a.m. the next following business day) containing all data and information necessary for IDS to maintain the Fund's Accounts and Records and IDS may conclusively assume that the information it receives by Written or Oral Instructions is complete and accurate. The Fund is responsible to provide to IDS reports of Share purchases, redemptions, and total shares outstanding on the next business day after each net asset valuation.

         Section 8. The Accounts and Records, in the agreed upon format, maintained by IDS shall be the property of the Fund, and shall be made available to the Fund promptly upon request and shall be maintained for the periods prescribed in Rule 31a-2 under the Investment Company Act of 1940, as amended. IDS shall assist the Fund's independent auditors, or upon approval of the Fund, or upon demand, any regulatory body, in any requested review of the Fund's Accounts and Records but shall be reimbursed for all expenses arid employee time invested in any such review outside of routine and normal periodic reviews. Upon, receipt from the Fund of the necessary information, IDS shall supply the necessary data for the Fund or accountant's completion of any necessary tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as the Fund and IDS shall agree upon from time to time.

         Section 9. IDS and the Fund may from time to time adopt such procedures as they agree upon in writing, and IDS may conclusively assume, unless it shall have specific notice to the contrary, that any procedure approved by the Fund or directed by the Fund, does not conflict with or violate any requirements of its Prospectus, Articles of Incorporation, By-Laws, or any rule or regulation of any regulatory body or governmental agency. The Fund shall be responsible for notifying IDS of any changes in regulations or rules which might necessitate changes in IDS's procedures, and for jointly implementing with IDS such changes as are required.

         Section 10. IDS, in performing under the terms and conditions of this Agreement, shall incur no liability for its status hereunder or for any actions taken or omitted in good faith and the Fund hereby agrees to indemnify and hold the Bank harmless from any and all loss, liability and expense, including any legal expenses, arising out of the IDS's performances, or status, or any act or omission of IDS, under this Agreement. Without limitation of the foregoing:

         (a) IDS may rely upon the advice of the Fund or of counsel who may be counsel for the Fund or counsel for IDS and upon statements of accountants, brokers and other persons reasonably believed by it in good faith to be expert in the matters upon which they are consulted and for any actions taken in good faith upon such statements, IDS shall not be liable to anyone.

         (b) IDS may act upon any Oral Instruction which it receives and which it believes in good faith transmitted by the person or persons authorized by the Board of Directors of the Fund to give such Oral Instruction. IDS shall have no duty or obligation to make any inquiry or effort of certification of such Oral Instruction.

         (c) IDS shall not be liable for any action taken in good faith reliance upon any Written Instruction or certified copy of any resolution of the Board of Directors of the Fund, and IDS may rely upon the genuineness of any such document or copy thereof believed in good faith by IDS to have been validly executed.

         (d) IDS may rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the purchaser, Fund, the Adviser or other proper party or parties.

         Section 11. All financial data provided to, processed by, and reported by IDS under this Agreement shall be stated in United States dollars or currency. IDS shall have no obligation to convert to, equate, or deal in foreign set forth in amendments to such Schedule approved in writing by the Fund and IDS.

         Section 12. IDS shall pay and shall be responsible for all costs and expenses (including counsel fees), incurred by IDS in the Fund in connection with the transfer of the services subject to this Agreement to IDS. IDS's compensation shall be as set forth in Schedule A hereto attached, or as shall be set forth in amendments to such Schedule approved in writing by the Fund and IDS.

         Section 13. Nothing contained in this Agreement is intended to or shall require IDS, in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which IDS or the New York Stock Exchange is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next succeeding business day on which both the New York Stock Exchange and IDS are open.

         Section 14. This Agreement may be executed in two or more counterparts, each of which, when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 15. The Fund shall file with IDS a certified copy of each resolution of its Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions.

         Section 16. The Fund or IDS may give written notice to the others of the termination of this Agreement, such termination to take effect at the time specified in the notice not less than sixty (60) days after the giving? of the notice. Upon effective termination date, subject to payment to IDS by the Fund of all amounts due to IDS as of said date, IDS shall make available to the Fund or its designated record keeping successor, all of the records of the Fund maintained under this Agreement then in IDS's possession.

         Section 17. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified unless the context otherwise requires.

         The Fund: The term Fund shall mean The Rainbow Fund, Inc.

         Custodian: The term Custodian shall mean FIRST PENNSYLVANIA BANK in its capacity as custodian under a separate agreement with the Fund.

         Securities: The term Securities shall mean bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from time to time owned by the Fund.

         Share Certificates: The term Share Certificates shall mean the stock certificates for the Shares of the Fund.

         Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares of the Fund in accordance with the stock registry records of the Fund.

         Shares: The term Shares shall mean the issued and outstanding shares of common stock of the Fund.

         Oral Instructions: The term Oral Instructions shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to the Custodian in person or by telephone, telegram, telecopy or other mechanical or documentary, means lacking original signature, by a person or persons believed in good faith by IDS to be a person or persons authorized by a resolution of the Board of Directors of the Fund to give Oral Instructions on behalf of the Fund.

         Written Instructions: The term Written Instruction shall mean an authorization, instruction, approval, item or set of data, or information of any kind transmitted to IDS in original writing containing original signatures or a gnat copy of such documents transmitted by telecopy including transmission of such signature, believed in good faith by IDS to be the signature of a person authorized by a resolution of the Board of Directors of the Fund to give Written Instructions on behalf of the Fund.

         Securities Depository: The term Securities Depository shall mean a system for the central handling, of securities where all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the securities.

         Book-Entry Securities: The term Book-Entry Securities shall mean securities issued by the Treasury of the United States of America and federal agencies of the United States of America which are maintained in the book-entry system as provided in Subpart 0 of Treasury Circular No. 300, 31 CFR 306, Subpart B of 31 CFR Part 350 (as amended from time to time) mid the book-entry regulations of federal agencies substantially in the form of Subpart 0 and the term Book-Entry Account shall mean an account maintained by a Federal Reserve Bank in accordance with the aforesaid Circular and regulations as amended from time to time.

         Section 18. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of IDS, or by IDS without the written consent of the Fund, authorized or approved by resolutions of its respective Boards of Directors.

         Section 19. This Agreement shall be governed by the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunto duly affixed and attested, as of the day and year first above written.



                                                          By: _________________
                                                                   Title:

(SEAL)

Attest:
                                                          INVESTOR DATA SERVICES


                                                          By: _________________
                                                                   Title:

                                   SCHEDULE A

              Attached to and part of Accounting Services Agreement
           Dated 12/1/86, between The Rainbow Fund, Inc. ("Fund") and
                             Investor Data Services

                   PORTFOLIO PRICING & GENERAL LEDGER ACCOUNT
                            CURRENT SCHEDULE OF FEES



FULL ACCOUNTING:

     Compute net asset value daily
     Maintain investment ledgers
     Maintain general ledgers
     Prepare the following financial reports:

          Daily Trial Balances
          Statement of Assets and Liabilities
          Statement of Operation - (income and expense statement)
          Statement of Changes in Net Assets
          Schedule of Purchase and Sales of Securities


FUND NET ASSETS                                            ANNUAL FEE
---------------                                            ----------

First $25 Million in Assets                                 $14,000
Next $25 Million in Assets                                    6,000
Each Additional $25 Million in Assets                         3,000


In addition, all out-of-pocket expenses shall be separately charged, postage, stationery, retention of records, mailing, insurance and conversion, etc.

                             Attached to and part of
                          Accounting Services Agreement
                             Dated 12/1/86, between
                       The Rainbow Fund, Inc. ("Fund") and
                             Investor Data Services

                       Periodic Reports Supplied to Client
                                    Under Our
            Portfolio Pricing and General Ledger Accounting Services

DAILY
-----

1.   Daily trial balance with a computation sheet of net asset value
2.   Daily performance sheet
3.   Daily cash available sheet
4.   Daily reconcilement of Fund's shares
5.   Daily interest calculations
6.   Daily portfolio calculation with comparison to previous day

MONTHLY
-------

1.   Statement of assets and liabilities
2.   Statement of operations
3.   Statement of changes in net assets
4.   Schedule of purchases and sales of securities
5.   Brokerage commission schedule for the month and year to date
6.   Compliance report
7.   Security Ledger
8. Schedule of Fund's shares sold and repurchased and the outstanding shares registered with the SEC
9.   Interest evaluation
10.  Dividend Schedule

ANNUALLY
--------

1. To follow up on all fail items, within two business days after settlement day
2. Prepare the unaudited reports that are required either quarterly or semi-annually
3. Prepare the basis work papers for the independent auditor and to assist them in the audit

                                                                    EXHIBIT 9(e)

                                 TRANSFER AGENCY

                                       AND

                            ADMINISTRATION AGREEMENT


         This Agreement, dated as of the first day of December, 1986, made by and between THE RAINBOW FUND, INC. (the "Fund"), a corporation operating as an open-end investment company, duly organized and existing under the laws of the State of Delaware, and INVESTOR DATA SERVICES ("IDS") a New York general partnership located at 19 Rector Street, New York, New York.

                                WITNESSETH THAT:

         WHEREAS, IDS has agreed to act as Transfer, Redemption and Dividend Disbursing Agent and as Administrator of the Plans of the Fund, and IDS also has agreed to act for the Fund in other respects as hereinafter stated; and

         WHEREAS, pursuant to a separate agreement (the "Accounting Services Agreement") IDS will perform certain accounting services for the Fund, the IDS hereinafter being referred to as Accounting Services Agent.

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

         Section 1. The Fund hereby appoints IDS as its Transfer and Redemption Agent and as Administrator of its Plans, and IDS accepts such DR19 appointments and agrees to act in such capacities upon the terms set forth in this Agreement.

                                 TRANSFER AGENCY

         Section 2. The Fund shall furnish to IDS as Transfer Agent a sufficient supply of blank Share Certificates and from time to time will renew such supply upon the request of IDS. Such blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Fund authorized by law or the bylaws of the Fund to sign Share Certificates and, if required, shall bear the corporate seal or a facsimile thereof.

         Section 3. IDS as Transfer Agent, shall make original issues of Shares in accordance with Sections 13 and 14 below and with the Fund's Prospectus upon the written request of the Fund and upon being furnished with (i) a certified copy of a resolution or resolutions of the Board of Directors of the Fund authorizing such issue; (ii) an opinion of counsel as to the validity of such additional Shares; and (iii) necessary funds for the payment of any original issue tax applicable to such additional Shares.

         Section 4. Transfers of Shares shall be registered and new Share Certificates issued by IDS upon surrender of outstanding Share Certificates (i) In form deemed by IDS to be properly endorsed for transfer, (ii) with all necessary endorsers' signatures guaranteed by a member firm of a national securities exchange or a commercial bank, accompanied by (iii) such assurances as IDS shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (iv) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

         Section 5. When mail is used for delivery of Share Certificates IDS shall forward Share Certificates in "non-negotiable" form by first-class mail, and Share Certificates in "negotiable" form by registered mail, all mail deliveries to be covered while in transit to the addressee by insurance arranged for by IDS.

         Section 6. In registering transfers IDS as Transfer Agent may rely upon the Uniform Commercial Code or any other statutes which in the opinion of counsel protect IDS and the Fund in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

         Section 7. IDS as Transfer Agent may issue new Share Certificates in place of Share Certificates represented to have been lost, destroyed or stolen, upon receiving indemnity satisfactory to IDS and may issue new Share
Certificates   in  exchange   for,  and  upon   surrender  of  mutilated   Share
Certificates.

         Section 8. In case any officer of the Fund who shall have signed manually or whose facsimile signature shall have been affixed to blank Share Certificates shall die, resign or be removed prior to the issuance of such Share Certificates, IDS as Transfer Agent may issue or register such Share Certificates as the Share Certificates of the Fund notwithstanding such death, resignation or removal; and the Fund shall file promptly with IDS such approval, adoption or ratification as maybe required by law.

         Section 9. IDS will maintain stock registry records in the usual form in which it will note the issuance, transfer and redemption of Shares and the issuance and transfer of Share Certificates, and is also authorized to maintain an account entitled Unissued Certificate Account in which it will record the Shares and fractions issued and outstanding from time to time for which issuance of Share Certificates is deferred. The Fund is responsible to provide IDS reports of Fund Share purchases, redemptions and total Shares outstanding on the next business day after each net asset valuation. IDS is authorized to keep records, which will be part of the stock transfer records, as well as its records of the Plans, in which it will note the names and registered addresses of Shareholders and Planholders, and the number of Shares and fractions from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder or Planholder will be assigned a single account number even though Shares held under each Plan and Shares for which Certificates have been issued will be accounted for separately. Whenever a Shareholder deposits Shares represented by Share Certificates in a Plan permitting the deposit of Shares thereunder, IDS, as Transfer Agent, upon receipt of the Share Certificates registered in the name of the Shareholder (or if not so registered, in proper form for transfer), shall cancel such Share Certificates, debit the Shareholder's individual stock account and credit the Shares to the Unissued Share Certificate Account pursuant to Section 10 hereof. IDS, as Plan Administrator, shall credit the Shares so deposited to the proper Plan account.

         Section 10. IDS will issue Share Certificates for Shares only upon receipt of a written request from a Shareholder. In all other cases, the Fund authorizes IDS to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case IDS, as Transfer Agent, shall merely note on its stock registry records the issuance of the Shares and fractions (if any), shall credit the Unissued Certificate Account with the

Shares and fractions issued and shall credit the proper number of Shares and fractions to the respective Shareholders. Whenever IDS has occasion to surrender for redemption Shares and fractions owned by Shareholders, it shall be unnecessary to issue Share Certificates for redemption purposes. The Fund authorizes IDS in such cases to process the transactions by making appropriate entries in its stock transfer records, and debiting the Unissued Certificate Account and the record of issued Shares outstanding.

         Section 11. IDS in its capacity as Transfer Agent will, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a stock Transfer Agent for a corporation. It will countersign for issuance or reissuance Share Certificates representing original issue or reissued treasury Shares as directed by the Written Instructions of the Fund, and will transfer Share Certificates registered in the name of Shareholders from one Shareholder to another in the usual ___________ IDS may rely conclusively and act without further investigation upon _____ list, instruction, certification, authorization, Share Certificate or other instrument or paper reasonably believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned, or executed by duly authorized person or persons, or upon the instructions of any duly authorized officer of the Fund, or upon the advice of counsel for the Fund or for IDS. IDS may record any transfer of Share Certificates which is reasonably believed by it in good faith to have been duly authorized or may refuse to record any transfer of Share Certificates if in good faith IDS in its capacity as Transfer Agent deems such refusal necessary in order to avoid any liability either to the Fund or to IDS. The Fund agrees to indemnify and hold harmless IDS from and against any and all losses, costs, claims, and liability which it may suffer or incur by reason of so relying or acting or refusing to act.

         Section 12. In case of any request or demand for the inspection of the share records of the Fund, IDS as Transfer Agent, shall endeavor to notify the Fund to secure instructions as to permitting or refusing such inspection. However, IDS may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

                               ISSUANCE OF SHARES

         Section 13. Prior to the daily determination of net asset value in accordance with the Fund's Prospectus, IDS shall process all purchase orders received since the last determination of the Fund's net asset value.

         IDS shall calculate daily the amount available for investment in Shares at the net asset value determined by the Fund as of the close of trading on the New York Stock Exchange, the number of Shares and fractional Shares to be purchased and the net asset value to be deposited with the Custodian. IDS as agent for the Shareholders and Planholders, shall place a purchase order daily with the Fund for the proper number of Shares and fractional Shares to be purchased and promptly thereafter confirm such number to the Fund in writing.

         Section 14. IDS, having made the calculations provided for in Section 13, shall thereupon pay over the net asset value of Shares purchase to the Custodian. The net asset value shall then be deposited in the account maintained under the Custodian Agreement. The proper number of shares and fractional Shares shall then be issued daily and credited by IDS to the Unissued Certificate Account. The Shares and fractional Shares purchased for each Shareholder and

Planholder will be credited by IDS to each respective separate account. IDS shall promptly thereafter mail to each Shareholder and Planholder a confirmation of each purchase, with copies to the Fund if requested. Such confirmations will show the prior Share balance, the new Share balance, the Shares held under a Plan (if any), the Shares for which Stock Certificates are outstanding (if any), the amount invested and the price paid for the newly purchased Shares.

                                   REDEMPTIONS

         Section 15. IDS shall, prior to the daily determination of net asset value in accordance with the Fund's Prospectus, process all requests from Shareholders to redeem Shares and determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. Thereupon, IDS shall advise the Fund of the total number of shares available for redemption and the number of Shares and fractional Shares requested to be redeemed. The Fund shall then quote to IDS the applicable net asset value, whereupon IDS shall furnish the Fund with an appropriate confirmation of the redemption and process the redemption by filing with the Custodian an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Fund's Prospectus. The stock registry books recording outstanding, Shares, the Unissued Certificate Account and the individual account of the Shareholder or Planholder shall be properly debited.

         In lieu of carrying out the redemption procedures hereinabove provided for in this Section 15, IDS may, at the request of the Fund, sell Shares to the Fund as repurchases from Shareholders and/or Planholders, provided that in each such case the sale price shall be not less than the applicable redemption price. In such case the redemption procedures shall be appropriately modified.

         Section 16. The proceeds of redemption shall be remitted by IDS in accordance with the Fund's Prospectus by check mailed to Shareholder or Planholder at his registered address. The request and stock certificates, if any, for Shares being redeemed, must have the owner's signature guaranteed by a domestic commercial bank or trust company or a member firm of a national securities exchange. If Share Certificates have not been' Issued to the redeeming Shareholder or Planholder, the signature of the Shareholder or Planholder on the redemption request must be similarly guaranteed. The Fund may authorize IDS to waive the signature guarantee' in certain cases by Written Instructions.

         For the purposes of redemption of Shares which have been purchased within 15 days of a redemption request, the Fund shall provide IDS, from time to time, with Written Instructions concerning the time within which such requests may be honored.

                                    DIVIDENDS

         Section 17. Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of the Fund, the Fund shall notify IDS of the date of such declaration, the amount payable per share, the record date for determining the Shareholders entitled to payment, the payment and the reinvestment date price.

         Section 18. On or before each payment date the Fund will transfer, or cause the Custodian to transfer, to IDS in its capacity as Dividend Disbursing Agent, the total amount of the dividend or distribution currently payable. IDS will, on the designated payment date, automatically reinvest all dividends in additional shares except in cases where Shareholders have elected to receive Shares in cash, in which case IDS will mail distribution checks to the Shareholders for the proper amounts payable to them.

                               GENERAL PROVISIONS

         Section 19. IDS shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, the disbursement of dividends and the administration of the Plans and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and Planholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding. IDS agrees to make available upon request and to preserve for the periods prescribed In Rule 31a-2 any records relating to services provided pursuant to Rule 31a-1.

         Section 20. In addition to the services as Transfer and Redemption Agent and as Administrator as above set forth, IDS will perform other services for the Fund as agreed from time to time, including but not limited to, preparation of and mailing Federal Tax Information Forms, mailing reports of the Fund, preparation of one annual list of Shareholders, and mailing notices of Shareholders' meetings, proxies and proxy statements.

         Section 21. Nothing contained in this Agreement is intended to or shall require IDS in any capacity hereunder, to perform any functions or duties on any holiday, day of special observance or any other day on which IDS or the New York Stock Exchange are closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which both the New York Stock Exchange is open.

         Section 22. The Fund shall not be charged for any costs and expenses (including counsel fees), in connection with the transfer of administration of the Fund from Fund Plan Services, Inc., IDS's compensation shall bb as set forth in Schedule A hereto attached, or as shall set forth in amendments to such Schedule approved by the Fund and IDS.

         Section 23. IDS in acting for Planholders, or in any other capacity set forth in this Agreement, shall not be personally liable for any taxes, assessments, or governmental charges which may be levied or assessed on any basis whatsoever In connection with the administration of the Plans, excepting only for taxes assessed against _________ corporate capacity arising out of its compensation hereunder.

         Section 24. The Fund shall indemnify IDS and save it harmless from any and against any and all actions, suits and claims, whether groundless or otherwise, arising directly or indirectly out of or in connection with its performance under this Agreement as Transfer Agent, Dividend Disbursing Agent and Administrator of Plans and from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities incurred by IDS in connection with any such action, suit, or claim. IDS shall not be under any obligation to prosecute or to defend any action, suit or claim arising out of or in connection with its performance under this Agreement as Transfer Agent, Dividend Disbursing Agent and Administrator of Plans, which, in the opinion of its counsel, may involve it in expense or liability, and the Fund shall, so often as reasonably requested, furnish IDS with satisfactory indemnity against such expense or liability, and upon request of IDS the Fund shall assume the entire defense of any action, suit, or claim subject to the foregoing Indemnity; provided, however, that IDS shall give the Fund notice, and reasonable opportunity to defend, any such action, suit, or claim, in the name of the Fund or IDS or both.

         Without limitation of the foregoing:

         (a) IDS may rely upon the advice of the Fund, or of counsel, who may be counsel for the Fund or counsel for IDS and upon statements of accountants, brokers and other persons believed by it in good faith to be expert in the matters upon which they are consulted, and for any actions taken in good faith upon such statements, IDS shall not be liable to anyone.

         (b) IDS shall not be liable for any action taken in good faith reliance upon any Written Instruction or certified copy of any resolution of the Board of Directors of the Fund, and IDS may rely upon the genuineness of any such document or copy thereof believed in good faith by it to have been validly executed.

         (c) IDS may rely and shall be protected in acting upon any signature, instruction, request, letter of transmittal, certificate, opinion of counsel, statement, instrument, report, notice, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the Fund or other proper party or parties.

         (d) The indemnification provisions of this Section shall not be enforceable to the extent that any such liability arises by reason of the negligence of IDS.

         Section 25. IDS is authorized, upon receipt of Written Instructions from the Fund, to make payment upon redemption of Shares without a signature guarantee. The Fund hereby agrees to indemnify and hold IDS its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demands, losses whatsoever arising out of or in connection with a payment by IDS upon redemption of Shares without a signature guarantee and upon the request of IDS the Fund shall assume the entire defense of any action, suit or claims subject to the foregoing indemnity. IDS shall notify the Fund of any such action, suit or claim within 30 days after receipt by IDS of notice thereof.

         Section 26. The Fund shall promptly cause to be turned over to IDS (i) an accurate list of Shareholders of the Fund showing the proper registered address and number of Shares owned and whether such shares are represented by outstanding Share Certificates or by non-certified share accounts, (ii) all records relating to Plans, including original applications signed by the Planholders and original plan accounts recording payments, deductions, reinvestments, withdrawals and liquidations, and (iii) all shareholder records, files,.and other materials necessary or appropriate for proper performance of the functions assumed by IDS under this Agreement (hereinafter called "Materials") and hereby agrees to indemnify and hold IDS, its successors and assigns, harmless of and from any and all expenses, damages, claims, suits, liabilities, actions, demand and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such Materials, or out of the failure of the Fund to provide any portion of such or to provide any information needed by IDS to knowledgeably perform its functions.

         Attached hereto is a list of all inaccuracies, omissions, discrepancies, and other deficiencies in the Materials known to the Fund or its prior transfer agent as of the close of business on _________________. The Fund agrees promptly to advise IDS in writing of all additions to or deletions from said list necessary to maintain the list in current status. IDS shall make reasonable efforts to isolate and correct any inaccuracies, omissions, discrepancies, or other deficiencies in the Materials delivered to IDS, to the extent such matters are disclosed to IDS or are discovered by it and are relevant to Its performance of its functions under this Agreement. The Fund shall provide IDS with such assistance as it may reasonably request in connection with its efforts to correct such matters. The Fund agrees to pay IDS on a current and ongoing basis for its reasonable time and costs expended on the correction of such matters, said payment to be in addition to the fees and charges agreed to for the normal services rendered under this Agreement.

         IDS expressly makes no warranty or representation that any error, omission or deficiency can be satisfactorily corrected. The Fund further agrees that if IDS is subject to any claim, suit or other expense which, in its sole reasonable judgment is due to any inaccuracy, omission, discrepancy or other deficiency of the Materials delivered to IDS hereunder, or is due to failure to provide any record or material required hereunder, the Fund shall pay IDS on a monthly basis for all costs in connection therewith and indemnify and hold IDS harmless from and against all costs in connection therewith, including all attorney fees and costs; provided, however, that if such error, omission, inaccuracy or other deficiency is caused directly or indirectly by negligence or disregard by IDS of its duties and responsibilities hereunder, the Fund shall have no obligation to indemnify and hold harmless IDS, Its successors or assigns.

         With respect to any matter involving a possible assertion of any past, present or future potential or contingent liability of IDS as Transfer Agent, Dividend Disbursing Agent or Administrator of Plans, the Fund warrants that it has not committed and shall not commit any act or omission that constitutes a waiver, release, estoppel, or other impairment or any kind of any rights it may heretofore have had, may now have, or may hereafter have against its prior transfer agent, and that it shall do everything necessary to preserve, and, if appropriate, enforce all of such rights against said prior transfer agent. Without limitation of the foregoing, the Fund agrees that if any suit is instituted against IDS arising, in IDS's sole reasonable judgment, out of any act or omission of said prior transfer agent, which created a deficiency of the Materials delivered hereunder, or out of any failure of said prior transfer agent to deliver material, information, or assistance contemplated hereunder, then the Fund shall take whatever steps are necessary to join said prior transfer agent as a party defendant or additional defendant in said litigation.

         Section 27. The terms defined in the Accounting Services Agreement shall have the same meanings wherever used in this Agreement. The Fund shall file with IDS a certified copy of each resolution of its Board of Directors authorizing the execution of Written Instructions or the transmittal of Oral Instructions. The following additional terms, for purposes of this Agreement or any amendment or supplement thereto, shall have the meanings herein specified unless the context otherwise requires:

         Plan: The term Plan shall include such investment plan, dividends or capital gains reinvestment plans, systematic withdrawal plans or other types of plans set forth in the then currently effective prospectus of the Fund, but not including any qualified retirement plan which is a Shareholder of the Fund, in form acceptable to IDS, which the Fund may from time to time adopt and make available to its Shareholders, including plans or accounts by self-employed Individuals or partnerships.

         Planholder:  The term Planholder  shall mean a Shareholder  who, at the
time  of  reference,   is  participating  in  a  Plan,  and  shall  include  any
underwriter, representative or broker-dealer.

         Section 28. This Agreement may be amended from time to time by a supplemental agreement executed by the Fund and IDS.

         Section 29. Either the Fund or IDS may give 60 days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice.

         Section 30. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first class mail, postage prepaid, to the respective parties as follows:

                    If to the Fund and/or:
                    The Rainbow Fund, Inc.
                    19 Rector Street
                    New York, New York 10006
                    Attention:  Robert M. Furman, Chairman of the Board

                    If to IDS:

                    19 Rector Street
                    New York, New York 10006
                    Attention:  Linda C. Anderson

         Section 31. The Fund represents and warrants to IDS that the execution and delivery of this Administration Agreement by the undersigned officers of the Fund has been duly and validly authorized by resolution of the Board of Directors of the Fund.

         Section 32. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         Section 33. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of IDS or by IDS without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

         Section 34. This Agreement shall be governed by the laws of the State of New York.

                                   SCHEDULE A

                Attached to and part of Administration Agreement
                             dated December 1, 1986,
                       between THE RAINBOW FUND, INC. and
                             INVESTOR DATA SERVICES

                              CURRENT FEE SCHEDULE

Transfer Agent, Dividend Disbursing Agent and Shareholder Accounting Agent:
$6.00 Per Account, Annually*

Services:
         o        Opening new accounts
         o        Processing all payments
         o        Issuing and canceling certificates
         o        Processing partial and complete redemptions
         o        Regular and legal transfers of accounts
         o        Mailing up to four reports
         o Process 0 dividend(s) and one capital gain distribution annually, if any, when processed concurrently with a dividend. This includes mailing of cash dividends and/or preparing statements to shareholders for reinvested distributions.
         o Blue Sky reports. This indicates shares sold to investors in various States. There is also a "warning system" that informs the Fund when they are within a certain percentage of the shares registered in the State, or within a certain time period when the registration statement is up for renewal.

         o        Account Maintenance

                  1. Maintaining shareholder records of certificate and whole and fractional unissued ("Book") shares
                  2.  Changing shareholders' addresses
                  3.  Daily or periodic reports on number of shares, accounts
                  4.  Addressing and tabulating annual proxy cards
                  5.  Supplying an annual stockholder list
                  6. Preparation of Federal Tax Information Forms and 1042S preparation
                  7. Replying to shareholder correspondence other than that for Fund performance or Fund related inquiries

In addition, all out-of-pocket expenses shall be separately charged, i.e., postage, stationery, retention of records, mailing, insurance, conversion, etc. and expenses in the development of Agreements between the company and First Pennsylvania Bank N.A.
--------
         *        MINIMUM MONTHLY FEE $500.00